Exhibit 10.18

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

PROMISSORY NOTE

$100,000.00	Cincinnati, Ohio
October 30, 2013

FOR VALUE RECEIVED, HealthWarehouse.com, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Steven Deixler (the “Payee”), at such place as Payee may designate in writing to the Maker, in lawful money of the United States, the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the “Principal Sum”), together with interest accruing from the date hereof at the rate or rates and in the manner hereinafter provided on the principal balance hereof from time to time outstanding, as provided below.

Interest will be charged on the unpaid principal balance of this Note until the full amount of principal has been paid at a floating rate equal to the Prime Rate plus 4.25% per annum. As used herein, “Prime Rate” means the rate publicly announced by PNC Bank, N.A. from time to time as its prime rate. The Prime Rate is determined from time to time by PNC Bank, N.A. as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by PNC Bank, N.A. to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

Maker will make monthly payments of accrued interest on the first day of every month beginning December 1, 2013, and continuing on the first day of each month thereafter. On November 1, 2015, the entire unpaid Principal Sum of this Note and all accrued and unpaid interest shall be due and payable in full. The Maker’s payment and other obligations under this Note shall be unsecured.

This Note may be prepaid in the Maker’s discretion in whole or in part, and from time to time, without notice or penalty.

Maker hereby: (i) waives presentment, notice of presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and other notice required to be given by law, except as otherwise specifically provided in this Note, in connection with the delivery, acceptance, performance, default or enforcement of this Note or any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Payee or any indulgence shown by Payee, from time to time and in one or more instances (without notice to or further assent from Maker), and agrees that no such action, failure to act or failure to exercise any rights or remedy on the part of Payee shall in any way affect or impair the obligations of Maker or be construed as a waiver by Payee of, or otherwise affect, any of Payee’s rights under this Note, or under any indorsement or guaranty of this Note. Maker further agrees to reimburse Payee for all advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement of this Note.

This Note shall be governed by, and construed and enforced in accordance with, the domestic laws of the State of Ohio, without regard to conflict of law principles.

HEALTHWAREHOUSE.COM, INC.

By:/s/  Lalit Dhadphale
              Lalit Dhadphale, President & CEO